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                                                                   EXHIBIT 10.36


                    EXECUTIVE MANAGEMENT SERVICES AGREEMENT

         This EXECUTIVE MANAGEMENT SERVICES AGREEMENT (this "Agreement"), dated as of August 1, 2000, is by and between WORLD ACCESS, INC., a Delaware corporation ("WAXS"), and COMMUNICATION TELESYSTEMS INTERNATIONAL d/b/a WORLDxCHANGE COMMUNICATIONS, a California corporation ("WorldxChange").

                                  WITNESSETH:

         WHEREAS, WAXS, WorldxChange and WORLDxCHANGE Communications, Inc. f/k/a CTI Merger Co ("Merger Sub") have entered into an Agreement and Plan of Merger, dated February 11, 2000, as amended May 23, 2000 and August 1, 2000 (as so amended, the "Merger Agreement"), pursuant to which WorldxChange has agreed to merge with and into Merger Sub (the "Merger");

         WHEREAS, WAXS and WorldxChange desire to enter into this Agreement, pursuant to which WAXS will manage the operations and business affairs of WorldxChange on the terms set forth herein; and

         WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings given to each term in the Merger Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

         1.  APPOINTMENT AND DUTIES

         a. WorldxChange hereby engages WAXS as its exclusive agent to provide, and WAXS agrees to provide, any and all management services required for the operation and management of WorldxChange, and other activities related thereto, to WorldxChange (collectively, the "Services"), on the terms and conditions set forth in this Agreement.

         b. To the fullest extent permitted under applicable law and other than as provided in Section 3, WAXS shall provide the Services and shall have the authority on behalf of WorldxChange and its affiliates to take all actions and make all decisions in the operation and management of the business affairs of WorldxChange including, without limitation, the direction and use of and access to WorldxChange's assets and the power to select, terminate and determine the compensation of the management and employees of WorldxChange. The parties acknowledge and agree that WAXS shall manage the business and affairs of WorldxChange as if the Merger had occurred with the risks and rewards of ownership conferred on the Surviving Corporation (including revenues and expenses) so as to maximize the benefits and limit any losses from such operations to the Surviving Corporation.
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         3.  LIMITATIONS.

                  (a) WAXS shall not be obligated under this Agreement to perform any of the Services (i) if to do so would be in violation or cause a breach of any law or regulation to which WAXS is subject, or
         (ii) for the benefit of any third party or any entity other than WorldxChange and its affiliates.

                  (b) WAXS shall have no authority to give any notice, to consent to the taking of any action under, or otherwise act on behalf of WorldxChange with respect to any agreement (including, without limitation, the Merger Agreement) or transaction between WorldxChange and WAXS or any affiliate of WAXS.

         4. EXPENSES. WorldxChange shall reimburse WAXS on or before the fifteenth (15th) day of each month for all direct and indirect expenses (including, but not limited to, fees and expenses paid by WAXS to third party contractors, as provided in Section 5) incurred by WAXS on behalf of WorldxChange during the prior month in connection with the Services.

         5. PERFORMANCE. Any act or obligation of WAXS provided for in this Agreement may be performed or exercised by third party contractors of WAXS; provided, that WAXS shall, subject to Section 11 hereof, remain responsible and liable for the provision of the Services by such third parties.

         6. TERM. The term of this Agreement shall commence on the date hereof and, unless sooner terminated in accordance with any express provision of this Agreement, shall terminate upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) termination by WAXS (i) at any time upon fifteen (15) days' written notice or
(ii) in the event of a material breach by WorldxChange of this Agreement or the Merger Agreement, or (d) termination by WorldxChange in the event of a material breach by WAXS of this Agreement or the Merger Agreement (such period beginning with the date hereof and ending upon the termination hereof pursuant to clauses
(a), (b), (c) or (d) being referred to herein as the "Term"). Notwithstanding any contrary provision hereof, no termination of this Agreement pursuant to any clauses (a), (c) or (d) above shall relieve a party from liability for any breach of this Agreement occurring prior to such termination or for any unperformed obligations maturing prior to such termination.

         7. INFORMATION AND ASSISTANCE. During the term of this Agreement, WorldxChange and its affiliates shall furnish WAXS with information in its possession and control and such other reasonable assistance as is necessary in each case to enable WAXS to perform the Services hereunder. If WorldxChange's failure to furnish such information and assistance hinders WAXS's performance of any of the Services, WAXS may refuse or terminate its obligation to perform any such Service without liability or penalty to WAXS. WAXS will hold any information provided to it pursuant to this Section 7 in confidence pursuant to the provisions of the Confidentiality Agreement, dated January 6, 2000, between WorldxChange and WAXS.

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         8.  REPRESENTATION AND WARRANTIES.

         (a) WorldxChange hereby represents and warrants to WAXS that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate power and authority to perform its obligations under this Agreement,
(ii) all necessary action required to be taken by WorldxChange to enter into this Agreement has been duly and validly taken and (iii) this Agreement has been duly and validly executed and delivered by WorldxChange, and constitutes a valid and binding obligation of WorldxChange, enforceable against WorldxChange in accordance with its terms, except as such enforceability may be limited by bankruptcy law and other laws relating to the protection of creditors.

         (b) WAXS hereby represents and warrants to WorldxChange that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate power and authority to perform its obligations under this Agreement,
(ii) all necessary action required to be taken by WAXS to enter into this Agreement has been duly and validly taken and (iii) this Agreement has been duly and validly executed and delivered by WAXS, and constitutes a valid and binding obligation of WAXS, enforceable against WAXS in accordance with its terms, except as such enforceability may be limited by bankruptcy law and other laws relating to the protection of creditors.

         9. INDEMNIFICATION. WorldxChange agrees to indemnify and hold harmless WAXS, its affiliates, directors, officers, agents and employees (collectively, the "Indemnified Parties") from and against any damages, liabilities, actions, suits, proceedings, claims and losses (collectively, "Liabilities"), and will reimburse the Indemnified Parties for all fees and expenses, including, without limitation, all attorneys' fees (collectively, "Expenses") as they are incurred in pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation or arbitration and whether or not any Indemnified Party is a party, arising out of or in connection with the Services, any other advice or service rendered or to be rendered by any Indemnified Party to WorldxChange or its affiliates pursuant to this Agreement or any Indemnified Party's actions or inactions in connection with the Services or any such other advice or service; provided that (i) WorldxChange shall not be responsible for any Liabilities or Expenses of any Indemnified Party to the extent they result from such Indemnified Party's willful misconduct or fraud in connection with the Services or any other advice or service referred to above and (ii) WorldxChange shall in no event be responsible under this Section 9 for any Liabilities or Expenses of any Indemnified Party to the extent they result from or relate to any actions, proceedings or other controversy between WAXS and WorldxChange with respect to the Merger Agreement or any other agreement or instrument entered into in connection therewith or the parties' rights thereunder (other than this Agreement). WorldxChange shall reimburse each Indemnified Party for all Expenses as they are incurred in connection with enforcing such Indemnified Party's rights under this Agreement, including, without limitation, its rights under this Section 9. The provisions of this Section 9 shall apply to any modification or amendment to this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of the Services or any other advice or service


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rendered to or to be rendered by any Indemnified Party under or in connection with, this Agreement.

         10. BANKRUPTCY. WorldxChange acknowledges and agrees that this Agreement may not be assumed by WorldxChange in the event of a bankruptcy filing by or against WorldxChange without the prior written consent of WAXS. In the event a bankruptcy case is commenced by or against WorldxChange, and provided WAXS consents to such assumption, WorldxChange agrees within ten (10) days of the commencement of the case to file a motion to assume this Agreement in accordance with 11 U.S.C. Section 365 and to use its best efforts to obtain court approval of such assumption.

         11. WAIVER. WorldxChange hereby waives any and all claims, rights of action or rights of recovery against WAXS, its successors and assigns, directors, officers, agents and employees (the "Released Parties"), and releases and forever discharges the Released Parties of and from any and all rights, claims, Liabilities or Expenses based upon, arising from or which occur as a result of the performance of the Services by the Released Parties, and WorldxChange agrees never to sue or commence or prosecute or raise any defense against the Released Parties for or based upon any such rights, claims, Liabilities or Expenses, provided, however, that (i) the foregoing release, waiver and agreement not to sue shall not apply with respect to any willful misconduct or fraud on the part of any Released Party and (ii) neither the foregoing release, waiver or agreement not to sue nor the performance of the Services by the Released Parties shall have any effect on or operate, be construed as or result in a waiver of, and shall not preclude or in any way limit, amend or modify, any rights of WorldxChange, or the exercise or enforcement thereof, of or by WorldxChange under the Merger Agreement. The performance of the Services by the Released Parties shall have no effect on or operate, be construed as or result in a waiver of, and shall not preclude or in any way limit, amend or modify, any rights of the Released Parties, or the exercise or enforcement thereof, of or by any of the Released Parties under the Merger Agreement or any other agreement or instrument entered into in connection therewith.

         12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt,
(b) on the first business day following the date of dispatch if delivered by a recognized next day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  If to WORLDXCHANGE:        Eric G. Lipoff, General Counsel
                                             9999 Willow Creek Road
                                             San Diego, California 92131
                                             Telephone Number: (858) 547-5413
                                             Fax Number: (858) 452-3780


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         If to WAXS:  World Access, Inc.
                      Resurgens Plaza, Suite 2210
                      945 East Paces Ferry Road
                      Atlanta, Georgia 30326
                      Telephone Number: (404) 231-2025
                      Fax Number: (404) 233-2280
                      Attention: W. Tod Chmar


         13. NO THIRD PARTY BENEFICIARIES. Except as expressly set forth herein, no person not a party hereto shall be a third-party beneficiary of any provision of this Agreement. Nothing contained herein shall be construed or deemed to confer any benefit or right upon any third party.

         14. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, provided, however, that to the extent any term of provision hereof is inconsistent with any term or provision of the Merger Agreement, the applicable term or provision of the Merger Agreement shall control. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         16. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principals thereof). Each of WorldxChange and WAXS irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware, and each of WorldxChange and WAXS hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property and, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of WorldxChange and WAXS hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement,
(a) any right to trial by jury with respect to any action, suit or proceeding arising out of or relating to this Agreement or any other transaction contemplated hereby, (b) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to lawfully serve process, (c) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or


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otherwise), and (d) to the fullest extent permitted by applicable law, that (i)
the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         17. AMENDMENT AND MODIFICATION. This Agreement may be modified or amended only by a writing signed by both parties hereto.

         18. EXHIBITS. The Exhibits referred to in this Agreement and attached hereto, and all amendments thereto, are and shall be incorporated herein and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first above written.


WORLD ACCESS, INC.


By: /s/ W. Tod Chmar
   -------------------------------------------
Name: W. Tod Chmar
     -----------------------------------------
Title: Executive Vice President and Secretary
      ----------------------------------------




COMMUNICATION TELESYSTEMS INTERNATIONAL d/b/a
WORLDXCHANGE COMMUNICATIONS




By: /s/ Edward S. Soren
   -------------------------------------------
Name: Edward S. Soren
     -----------------------------------------
Title: Executive Vice President
      ----------------------------------------